UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 3, 2024

WORKDAY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6110 Stoneridge Mall Road
Pleasanton, California 94588
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	WDAY	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 3, 2024, the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) appointed Elizabeth Centoni as a Class III director, the class of directors that will next stand for election at Workday’s 2027 Annual Meeting of Stockholders. The Board has determined that Ms. Centoni is independent in accordance with the applicable rules of the Nasdaq Stock Market. Ms. Centoni has served as Executive Vice President and Chief Customer Experience Officer of Cisco, Inc. (“Cisco”) since March 2024. Prior to that, she served as Executive Vice President, Chief Strategy Officer, and GM of Applications of Cisco from March 2020 to March 2024, and as Senior Vice President and General Manager of Computing Systems from March 2018 to March 2020. Prior to that, Ms. Centoni has held senior engineering leadership roles of increasing responsibility at Cisco since 2000. She has served on the Supervisory Board of Mercedes-Benz AG since April 2021. Ms. Centoni received a bachelor’s degree in chemistry from the University of Mumbai and a master’s degree in business administration from the University of San Francisco. She brings to the Board extensive strategic, operational, and customer success experience in the technology industry and expertise in artificial intelligence and machine learning technologies.

In connection with her election to the Board, Ms. Centoni will receive a one-time grant of restricted stock units (“RSUs”) in the amount of $750,000, one-fourth of which will vest on December 5, 2025, and the balance of which will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates. Workday entered into its standard form of indemnification agreement with Ms. Centoni. Ms. Centoni has not yet been named to serve on any committee of the Board and there are no arrangements or understandings between Ms. Centoni and any other persons pursuant to which she was elected as a director. Cisco is a customer of Workday and made payments to Workday of approximately $13.1 million in the fiscal year ended January 31, 2024, and approximately $10.1 million in the nine months ended October 31, 2024. These transactions were based on arms-length agreements entered into in the ordinary course of business.

A copy of the press release announcing Ms. Centoni’s appointment is attached hereto as Exhibit 99.1. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated December 3, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 3, 2024

Workday, Inc.
/s/ Richard H. Sauer
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary